UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2010

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, Texas		78205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, the Board of Directors (the “Board”) of Biglari Holdings Inc. (the “Company”) increased the size of the Board from five to six members and elected Kenneth R. Cooper as a director of the Company to fill the resulting vacancy.  The Board also appointed Mr. Cooper to serve on each of the Audit Committee and the Governance, Compensation and Nominating Committee of the Board.

Mr. Cooper, age 65, has been engaged in the private practice of law in San Antonio, Texas since 1974. He served as a director of Western Sizzlin Corporation (“Western Sizzlin”) from February 2007 until Western Sizzlin was acquired by the Company in March 2010.

There is no arrangement or understanding between Mr. Cooper and any other person pursuant to which he was elected as a director of the Company. There are no transactions in which Mr. Cooper has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.  Mr. Cooper will receive compensation for his service as a member of the Board in accordance with the Company’s standard compensation arrangements for non-employee directors, which are summarized in the Company’s Definitive Proxy Statement for its 2010 annual meeting of shareholders, as filed with the Securities and Exchange Commission on March 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

October 21, 2010	BIGLARI HOLDINGS INC.

	By:	/s/ Duane E. Geiger
		Name:	Duane E. Geiger
		Title:	Interim Chief Financial Officer